Exhibit 5.1

Proskauer Rose LLP Eleven Times Square, New York, New York 10036-8299

September 29, 2014	d 212.969.3000
f 212.969.2900

RCS Capital Corporation
405 Park Avenue
New York, NY 10022

Ladies and Gentlemen:

We are acting as special counsel to RCS Capital Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form S-3 (Registration No. 333- ) (such registration statement, as amended, referred to as the “Registration Statement”), relating to possible resale, from time to time, by the selling stockholders (the “Selling Stockholders”) named in the Registration Statement of 464,317 shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”) received by the Selling Stockholders in a private placement on August 29, 2014 as partial consideration at the closing of the transactions contemplated by the membership interest purchase agreement dated as of May 19, 2014 (the “Purchase Agreement”), among the Company, Validus/Strategic Capital Partners, LLC, the Selling Stockholders and the other parties thereto.

As such special counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation, the following:

(i)	the Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on July 1, 2014 (the “Charter”);

(ii)	the Second Amended and Restated By-laws of the Company in the form filed as Exhibit 4.2 to the Registration Statement as filed with the Commission on January 7, 2014 (the “By-laws”);

(iii)	certain of the resolutions of the board of directors of the Company, including those contained in the Unanimous Written Consent of the Board of Directors of the Company dated May 19, 2014;

(iv)	the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein;

(v)	a certificate executed by an officer of the Company, dated as of the date hereof;

(vi)	the Purchase Agreement;

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September 29, 2014

(vii)	the Side Letter to the Purchase Agreement dated as of August 29, 2014, among the Company and the other parties to the Purchase Agreement; and

(viii)	such other certificates of public officials, corporate documents, and records and other certificates and instruments, and such other investigations of law, as we have deemed necessary in connection with the opinions hereinafter set forth.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, all of the Shares have been duly authorized, duly and validly issued, fully paid and are non-assessable.

The opinions expressed herein are qualified in the that we have assumed: (A) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies as we considered necessary or appropriate for enabling us to express the opinion set forth above; and (B) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

The opinions expressed herein are based upon and expressly limited to the General Corporation Law of the State of Delaware and the laws of the States of New York and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect of, the laws of any other jurisdiction or as to matters of local law or the laws, rules and regulations of local governmental departments or agencies within the State of Delaware or the State of New York. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Proskauer Rose LLP
Proskauer Rose LLP

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